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                                                                     Exhibit 4.7

                                                                  EXECUTION COPY

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                               SECURITY AGREEMENT


                                 by and between


                              AES Ironwood, L.L.C.


                                       and


             IBJ Whitehall Bank & Trust Company, as Collateral Agent




                            Dated as of June 1, 1999


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   DEFINITIONS

Section 1.1       Definitions.................................................2
Section 1.2       References to Assignment....................................8


                                   ARTICLE II

                ASSIGNMENT, SECURITY INTEREST; POWER OF ATTORNEY

Section 2.1       Pledge and Security Interest................................8
Section 2.2       Power of Attorney...........................................9


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

Section 3.1       Representations and Warranties of the Company..............10


                                   ARTICLE IV

                        COVENANTS AND SPECIAL PROVISIONS

Section 4.1       Maintenance of Records.....................................11
Section 4.2       Payment under Contracts and Receivables....................11
Section 4.3       Instruments................................................11
Section 4.4       Consents...................................................11


                                    ARTICLE V

                                   COLLATERAL

Section 5.1       Protection of the Collateral Agent's Interests.............12
Section 5.2       Further Action.............................................12
Section 5.3       Financing Statements.......................................12

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                                   ARTICLE VI

                    REMEDIES UPON OCCURRENCE OF TRIGGER EVENT

Section 6.1       Remedies...................................................12
Section 6.2       Disposition of the Collateral..............................13
Section 6.3       Waiver of Claims...........................................14
Section 6.4       Application of Proceeds....................................15
Section 6.5       Remedies Cumulative........................................15
Section 6.6       Discontinuance of Proceedings..............................15


                                   ARTICLE VII

                                    INDEMNITY

Section 7.1       Indemnity..................................................16
Section 7.2       Indemnity Obligations Secured by Collateral................17


                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1       Notices....................................................17
Section 8.2       Amendment..................................................18
Section 8.3       No Waiver..................................................18
Section 8.4       Obligations of the Company.................................18
Section 8.5       Successors and Assigns.....................................19
Section 8.6       Governing Law..............................................19
Section 8.7       Continuing Liability of the Company........................20
Section 8.8       No Third Party Beneficiaries...............................20
Section 8.9       Continuing Assignment and Security Interest................20
Section 8.10      Headings...................................................20
Section 8.11      Severability...............................................20
Section 8.12      Counterparts...............................................20
Section 8.13      Non-Recourse...............................................21

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                               SECURITY AGREEMENT

         SECURITY AGREEMENT dated as of June 1, 1999, by and between AES IRONWOOD, L.L.C., a limited liability company organized and validly existing under the laws of the State of Delaware (the "Company") and IBJ WHITEHALL BANK & TRUST COMPANY, a bank duly organized and existing under the laws of the State of New York ("IBJ"), as collateral agent (together with its successors in such capacity, the "Collateral Agent") for the benefit of and on behalf of the Senior Parties defined below.

         A. The Company is providing for the development, construction, ownership and operation of a nominal 705 MW (net) gas-fired combined cycle electric generating facility and related equipment and facilities (the "Project") to be located in South Lebanon Township, Lebanon County, Pennsylvania.

         B. The Company intends to finance the development and construction of the Project, in part, through the issuance, from time to time, of certain securities (the "Securities") pursuant to a Trust Indenture, dated as of June 1, 1999 between the Company and IBJ, as trustee (the "Trustee") and depositary bank, as it may be amended or supplemented from time to time (the "Indenture").

         C. In connection with the commencement of commercial operation of the Project, the Company is required to deliver the Debt Service Reserve Letter of Credit (the "DSR Letter of Credit"). Dresdner Bank AG, New York Branch ("Dresdner"), as issuing bank, has agreed to issue the DSR Letter of Credit subject to the terms and conditions contained in the DSR LOC Reimbursement Agreement, dated as of June 1, 1999 (as amended, supplemented or modified and in effect from time to time, the "DSR LOC Reimbursement Agreement"), among each of the banks and financial institutions parties thereto and Dresdner, as issuing bank and as agent for such banks (including the issuing bank) and financial institutions (in such capacity as agent, and together with its successors and assigns, the "DSR LOC Provider").

         D. In connection with the Company's obligations under Section 19.2 of the Power Purchase Agreement, the Company may deliver the Construction Period Letter of Credit (the "CP LOC"). Dresdner, as issuing bank, has agreed to issue the CP LOC subject to the terms and conditions contained in the CP LOC Reimbursement Agreement, dated as of June 1, 1999 (as amended, supplemented or modified and in effect from time to time, the "CP LOC Reimbursement Agreement"), among each of the banks (including the issuing bank) and financial institutions parties thereto and Dresdner, as issuing bank and as agent for such banks and financial institutions (in such capacity as agent, and together with its successors and assigns, the "CP LOC Provider").

         E. The Company may finance certain working capital requirements of the Project by entering into a working capital agreement with a financial institution for the provision of credit to the Company (such financial institution, the "Working Capital Provider").

         F. All obligations of the Company under the Securities, the DSR LOC Reimbursement Agreement and related evidences of indebtedness, the CP LOC Reimbursement Agreement and related evidences of indebtedness, the Collateral Agency Agreement (defined
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below), and any working capital agreement (collectively, the "Financing
Documents") to the Trustee, the DSR LOC Provider, the CP LOC Provider, the Collateral Agent, any Working Capital Provider, each successor to any such person and any person providing Senior Debt to the Company who becomes a party to the Collateral Agency Agreement in accordance with its terms (collectively, the "Senior Parties") will be secured by a certain Mortgage, this Agreement, the Indenture, the Pledge Agreement and the Assignment of Leases and Income, each between the Company and the Collateral Agent (collectively, the "Security Documents").

         G. The Collateral Agent, the Company, the DSR LOC Provider, the CP LOC Provider and the Trustee entered into the Collateral Agency and Intercreditor Agreement (as amended, supplemented or modified and in effect from time to time, the "Collateral Agency Agreement") to set forth their mutual understanding with respect to (a) the exercise of certain rights, remedies and options by the respective parties thereto under the above described documents, (b) the priority of their respective security interests created by the Security Documents, (c) the application of project revenues and certain other monies and items and (d) the appointment of the Collateral Agent as collateral agent.

         H. It is a condition precedent to the obligations of the Senior Parties under the Financing Documents that the Company duly execute and deliver this Agreement to further secure the Company's obligations under the Financing Documents and the other Obligations (as hereinafter defined).

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby agrees with the Collateral Agent as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Definitions. Except as otherwise provided herein, for the purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Indenture. Unless otherwise stated, any reference herein to any document shall mean such document and all schedules, exhibits, and attachments thereto as amended, supplemented or modified in accordance with the terms of this Agreement or the Collateral Agency Agreement and in effect from time to time and any reference herein to any Person shall include its successors and permitted assigns. References to any law or regulations shall be deemed references to such law or regulation or any successor law or regulation as the same may have been or may be amended or supplemented from time to time. In addition, wherever used in this Agreement and unless the context requires otherwise, the following terms shall have the following meanings:

         "Account" and "Accounts" shall mean, individually and collectively, the Construction Account, Revenue Account, Operating and Maintenance Account, Restoration Account, Major Maintenance Reserve Account, Fuel Conversion Volume Rebate Account, Subordinated Debt Account, Distribution Account, DSR LOC Reimbursement Fund, CP LOC Reimbursement Fund, Bond Payment Account, Bond Proceeds Account, Construction Interest Account and Debt

                                       2
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Service Reserve Account, as each such account (and each such subaccount thereof)
is defined under the Collateral Agency Agreement, and each other account established, created or modified from time to time pursuant to the provisions of the Indenture and the Collateral Agency Agreement.

         "Agreement" means this Security Agreement as originally executed and as the same may from time to time be amended, modified or supplemented.

         "Assigned Agreements" means the following contracts:

                  (a) i.       the Power Purchase Agreement;

                      ii.      the Williams Guaranty;

                      iii.     the EPC Contract;

                      iv.      the Siemens Guaranty;

                      v.       the Operations Agreement;

                      vi.      the Maintenance Services Agreement;

                      vii.     the Interconnection Agreement;

                      viii.    the Services Agreement;

                      ix.      the Effluent Supply Agreement;

                      x.       the Pennsy Agreements;

                      xi.      the Equity Subscription Agreement;

                  (b) any contract with a third party assigned to the Company;

                  (c) the Consents; and

                  (d) all Contracts (and Contract Rights), other than the Contracts (and Contract Rights) specifically itemized in the foregoing list of Assigned Agreements,

         as each such Assigned Agreement identified in (a)-(d) above may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement or the Collateral Agency Agreement, including, without limitation, to the extent of the Company's rights in such Assigned Agreement, (i) all rights of the Company to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of the Company to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any Assigned Agreement, (iii) all claims of the Company for damages arising out of default under any Assigned Agreement, (iv) the right of the Company to terminate, amend, supplement or modify any Assigned Agreement, to give any waiver, consent or notice thereunder, to make any election

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         thereunder, to exercise and perform any option or purchase right thereunder, to perform thereunder, and to compel performance and otherwise exercise all remedies thereunder and (v) to the extent not included in the foregoing, all proceeds of any and all of the foregoing.

         "Bank Account" means (i) a deposit, custody, or other account (whether, in any case, time or demand or interest or non-interest bearing and whether maintained at a branch or office located within or without the United States) of the Company or in which the Company has any interest, (ii) all amounts from time to time credited to such account, (iii) all cash, securities, instruments, documents, Chattel Paper, general intangibles, accounts and other property from time to time credited to such account or representing investments and reinvestments of amounts from time to time credited to such account and (iv) all interest, principal payments, dividends and other distributions payable on or with respect to, and all proceeds of, (A) all property so credited or representing such investments and reinvestments and (B) such account.

         "Chattel Paper" shall have the meaning assigned to that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York.

         "Collateral" means, in each case whether now or hereafter existing or now owned or hereafter acquired by the Company whether or not the same is now contemplated, anticipated or foreseeable, choate or inchoate, tangible or intangible, all of the rights, titles and interests of the Company in and to the following wherever the same may be located except to the extent that the assignment of any of the following is prohibited under Applicable Law or that under such law the assignment of such Collateral would create a significant risk of termination or loss of such Collateral or the Company's rights thereto or therein:,

                  (a) the Assigned Agreements;

                  (b) to the extent permitted by Applicable Law and all Governmental Approvals;

                  (c) all Receivables;

                  (d) proceeds of all insurance contracts;

                  (e) all (i) Accounts, subject to the qualifications below,
         (ii) other accounts (including all Bank Accounts), (iii) any funds held in any escrow account established or created by the Contracts and (iv) Eminent Domain Proceeds;

                  (f) proceeds of any Permitted Investments;

                  (g) all Information;

                  (h) any guarantees, and, to the extent evidencing or pertaining to other items of Collateral, all documents of title, policies and certificates of insurance, surety bonds, securities, Chattel Paper, other Documents or Instruments, including but not limited to all insurance with respect to the Project, business interruption, workers compensation and comprehensive automobile, bodily, injury, and property damage;

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                  (i) all General Intangibles including but not limited to the name and goodwill of the Company;

                  (j) all claims (including the right to sue or otherwise recover on such claims) with respect to (i) the items referred to in the definition of Collateral, (ii) warranties relating to any Collateral, (iii) any breach of any Contract constituting Collateral or any Assigned Agreement and (iv) rights against third parties for (A) loss, destruction, requisition, confiscation, condemnation, seizure, forfeiture or infringement of, or damage to, any Collateral, (B) payments due or to become due under leases, rentals and hires of any Collateral and (C) proceeds payable under or unearned premiums with respect to policies of insurance relating to any Collateral;

                  (k) all Inventory;

                  (l) all Machinery and Equipment;

                  (m) all books, manuals, records, charts, ledgercards, files, correspondence, drawings, schematics, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any Collateral or are otherwise necessary or helpful in the collection thereof, realization thereupon or operation or maintenance of the Facility;

                  (n) all goods and other property, whether or not delivered (i) the sale, lease or furnishing of which gives or purports to give rise to any Receivables or (ii) securing any Receivables, including all of the Company's rights as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation with respect to such goods and other properties;

                  (o) all documents of title, policies and certificate of insurance, securities, chattel paper and other documents or instruments evidencing or pertaining to any Collateral;

                  (p) any fixture and improvement to the Site including, without limitation, the structures, buildings and chattels constituting the Facility, and otherwise contemplated by the Contracts, except to the extent a valid and perfected first priority security interest in such assets has been created by the Mortgage;

                  (q) any other assets of the Company except to the extent a valid and perfected first priority security interest in such assets has been created by the Mortgage;

                  (r) all products and proceeds (including cash) of all of the foregoing Collateral;

provided, however, that, notwithstanding anything to the contrary herein or hereto, (i) the Bond Payment Account, the Bond Proceeds Account, the Construction Interest Account and the Debt Service Reserve Account (and each Subaccount thereof) shall constitute Collateral absolutely and exclusively for the

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benefit of the holders of Securities (and the Trustee on their behalf), (ii) the
DSR LOC Reimbursement Fund shall constitute Collateral absolutely and exclusively for the benefit of the DSR LOC Provider and (iii) the CP LOC Reimbursement Fund shall constitute Collateral absolutely and exclusively for the benefit of the CP LOC Provider.

         "Consents" shall mean each of the following Consents:

                  (i) Consent to Assignment, dated as of June 1, 1999, by and between the Power Purchaser and the Collateral Agent, and consented to by the Company;

                  (ii) Consent to Assignment, dated as of June 1, 1999, by and between the PPA Guarantor and the Collateral Agent, and consented to by the Company;

                  (iii) Consent to Assignment, dated as of June 1, 1999, by and between the Contractor and the Collateral Agent, and consented to by the Company;

                  (iv) Consent to Assignment, dated as of June 1, 1999, by and between Siemens Corporation and the Collateral Agent, and consented to by the Company;

                  (v) Consent to Assignment, dated as of June 1, 1999, by and between AES Prescott, L.L.C. and the Collateral Agent, and consented to by the Company;

                  (vi) Consent to Assignment, dated as of June 1, 1999, by and between Metropolitan Edison Company d/b/a GPU Energy and the Collateral Agent, and consented to by the Company;

                  (vii) Consent to Assignment, dated as of June 1, 1999, by and between City of Lebanon Authority and the Collateral Agent, and consented to by the Company; and

                  (viii) Consent to Assignment, dated as of June 1, 1999, by and between Pennsy Supply, Inc. and the Collateral Agent, and consented to by the Company

         "Contract Rights" means all rights of the Company (including, without limitation, all rights to payment) under each Contract, except to the extent that a valid and perfected first priority security interest over such rights is created by and contained within the Mortgage.

         "Contracts" means all contracts or agreements to which the Company is or becomes a party or under which the Company is a beneficiary or has rights thereto.

         "Documents" shall have the meaning assigned to that term under the Uniform Commercial Code as in effect on the date hereof in the State of New York, and shall include, but not be limited to, any bills of lading, dock warrants, dock receipts or warehouse receipts.

         "General Intangibles" means general intangibles as defined in the Uniform Commercial Code in effect on the date hereof in the State of New York, and shall include, but not be limited to, all trademarks, trademark applications, trademark and service mark registrations (including, without limitation, all renewals of trademark and servicemark registrations, and all rights corresponding thereto throughout the world, but excluding any such registration that would be rendered invalid, abandoned, void or unenforceable by reason of its being included as part of the Collateral), tradenames, business names, fictitious business names, company names, business

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identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos or designs, copyrights, patents, patent applications (including, without limitation, the inventions and improvements described and claimed therein together with the reissues, division, continuations, renewals, extensions and continuations in-part thereof), goodwill of the Company's business symbolized by any of the foregoing, all inventions, processes, production methods, proprietary information, know-how, trade secrets, license rights, license agreements, permits, franchises and any rights to tax refunds.

         "Indemnitee" means the Trustee, any co-Trustee or Successor Trustee, the DSR LOC Provider, the DSR LOC Issuing Bank, the DSR LOC Banks, the CP LOC Provider, the CP LOC Issuing Bank, the CP LOC Banks, the holders of Securities, the Collateral Agent and their respective officers, directors, employees, representatives and agents.

         "Information" means all information, data, plans, blueprints, designs, recorded knowledge, surveys, architectural, structural, mechanical and engineering plans and specifications, studies, data, reports and drawings, test reports, manuals, material standards, processing standards, performance standards, catalogs, computer and automatic machinery software and programs, all accounting information and all media in which or on which any information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, prepared by or on behalf of, or acquired by and on behalf of, the Company specifically for the acquisition, occupancy, use, operation, maintenance, repair or restoration of the Facility or any part thereof.

         "Instrument" shall have the meaning assigned that term under the Uniform Commercial Code in effect on the date hereof in the State of New York, and shall include, but not be limited to, any drafts, checks, certificates of deposit, notes, shares, participation or transferable warrants.

         "Inventory" means (i) all inventory, including (A) all goods held for sale or lease or to be furnished under the Assigned Agreements, (B) all work in process and (C) all raw materials, other by-products and other materials, and supplies of every nature and description used or that might be used or consumed in the Company's business and (ii) all documents evidencing and general intangibles relating to any of the foregoing.

         "Machinery and Equipment" means (i) all machinery, equipment, spare parts, tools, furniture, furnishings and instruments of conveyance, including vessels and automotive vehicles, (ii) all other goods except goods that constitute General Intangibles and (iii) all replacements and substitutions for, and all accessions to, the foregoing, in each case wherever located and whether or not the same constitutes a "fixture".

         "Obligations" means, collectively, all indebtedness, obligations and Financing Liabilities for which the Company is liable to the Senior Parties under or pursuant to any and all Financing Documents whether direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or in relation to any such agreements.

         "Receivables" means any and all rights to the payment of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to the Company, including, without limitation, all of the Company's rights to payment for capacity and energy, fuel conversion services and ancillary services under the Power Purchase Agreement, and any other goods or products sold or services performed, whether now in existence or arising from time to time hereafter, including, without limitation, accounts receivable, letters of credit and the right of the Company to receive payment thereunder, insurance proceeds, notes, drafts, Instruments, Documents, acceptances, the right to receive payment from AES and AES Ironwood pursuant to, and subject to the conditions of, the Equity Subscription Agreement, and all other debts, obligations, and liabilities in whatever form, now or hereafter owing to the Company from any other Person, and whether evidenced by an account, note, contract, security agreement, Chattel Paper or other evidence of indebtedness or security, together with (i) all security pledged, assigned, hypothecated or granted to or held by the Company to secure the foregoing, (ii) all of the Company's right, title and interest in and to any goods of the Company, the sale of which gave rise thereto, (iii) all guarantees (if any), endorsements and indemnifications on, or of, any of the foregoing, (iv) all powers of attorney for the execution of any evidence of indebtedness or security or other writing in connection therewith, (v) all evidences of the filing of financing statements and other statements and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers and (vi) all other writings related in any way to the foregoing.

         "Uniform Commercial Code" means the Uniform Commercial Code in effect in the State of New York.

         Section 1.2 References to Assignment. Any reference in this Agreement to an assignment shall include, as the case may require, a sale, conveyance, setting over or transfer whether conditional or unconditional and whether direct or indirect.


                                   ARTICLE II

                ASSIGNMENT, SECURITY INTEREST; POWER OF ATTORNEY

         Section 2.1 Pledge and Security Interest. (a) As security for the prompt and complete payment and performance and observance when due of the Obligations, the Company hereby grants, pledges, assigns and transfers to the Collateral Agent for the benefit of the Senior Parties a continuing lien on and a continuing security interest in, to and under the Collateral, which shall at all times be (i) a valid and, upon the making of all necessary filings or the taking of possession of all requisite items of Collateral, to the extent perfectible in accordance with applicable law, perfected lien and security interest, (ii) a first priority lien and security interest (subject only to Permitted Liens) and (iii) enforceable against the Company, and (upon the making of all necessary filings or the taking of possession of all requisite items of Collateral to the extent perfectible under applicable law) all third parties in accordance with the terms hereof as security for the Obligations, and the Collateral shall not at any time be subject to any lien (other than Permitted Liens) that is prior to, on a parity with or junior to the lien and security interest created hereunder.

         (b) The Company agrees and confirms that the execution and delivery of the Consents to which the Company is a party will constitute, (i) notice to each consenting party of

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the assignment by the Company of all of the Company's right, title and interest in and to the Collateral that is the subject of such Consent and its proceeds and (ii) if such party is required to make payments to the Collateral Agent of amounts due under the relevant Assigned Agreement, unconditional and (subject to provisions regarding release in this Agreement and the Collateral Agency Agreement) irrevocable instructions from the Company to each such party, that all payments due or to become due and all amounts payable to the Company thereunder shall, until the Obligations are paid in full, be made directly to the Revenue Account or as otherwise directed by the Collateral Agent.

         Section 2.2 Power of Attorney. To the fullest extent permitted by applicable law and until the Obligations are paid in full, the Company hereby irrevocably appoints the Collateral Agent as its attorney-in-fact with right of substitution, to act, upon the occurrence and during the continuance of a Trigger Event and provided the Collateral Agent has received the Senior Party Certificates from the Required Senior Parties pursuant to Section 2.3 of the Collateral Agency Agreement (except with respect to a bankruptcy event in respect of the Company in which case no Senior Party Certificates are required), as the Company's attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any and all documents and instruments that the Collateral Agent may deem necessary or advisable to accomplish the purpose of this Agreement.

         To the fullest extent permitted by applicable law, the Company hereby confirms and ratifies any and all actions and things performed or done by the Collateral Agent, or any of its representatives hereunder, as attorney-in-fact for the Company in each case pursuant to the powers granted hereunder and exercised in accordance with this Agreement and in a manner not inconsistent with the Collateral Agency Agreement. The powers conferred on the Collateral Agent hereunder, and the exercise by the Collateral Agent of such powers, shall not impose any duty on the Collateral Agent to exercise any such powers.

         This special power of attorney shall be deemed to be coupled with an interest and cannot be revoked by the Company until the Obligations have been fully paid, performed and indefeasibly discharged. Upon the occurrence and during the continuance of a Trigger Event, and provided the Collateral Agent has received the Senior Party Certificates from the Required Senior Parties pursuant to Section 2.3 of the Collateral Agency Agreement (except with respect to a bankruptcy event in respect of the Company in which case no Senior Party Certificates are required), the Company shall abstain from exercising any rights under any of the Contracts or the Security Documents which shall be inconsistent with the exercise of the rights and functions herein granted to the Collateral Agent as the attorney-in-fact, including abstaining from collecting, claiming and receiving any moneys under the Assigned Agreements; provided, that nothing herein shall prevent the Company from undertaking the Company's operations in the ordinary course of business in accordance with the Security Documents and the Contracts.

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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Section 3.1 Representations and Warranties of the Company. The Company represents and warrants, which representations and warranties shall survive execution and delivery of this Agreement and the repayment and full performance of the Obligations, as follows:

                  (a) All filings, registrations and recordings necessary to create, preserve, protect and (in the case of the security interest in the Collateral, to the extent perfectible in accordance with applicable law) perfect the security interest granted by the Company to the Collateral Agent hereby in respect of the Collateral have been accomplished and such security interest constitutes a valid and enforceable and (to the extent perfectible in accordance with applicable law) perfected security interest in the Collateral superior and prior to the rights of all other Persons and subject to no other Liens or assignments, other than Permitted Liens. The Company hereby represents that it has not, prior to the date of this Agreement, assigned or granted any other security interest in the Collateral, respectively, to any other Person.

                  (b) The Company is the owner of all Receivables and all of its rights, title and interest in and to all Assigned Agreements, free from any Lien or other right, title or interest of any Person, other than the Liens created under this Agreement and other than Permitted Liens. The Company is not in default under or in breach of, and no Authorized Officer of the Company knows of any default by any other party under or breach by any other party of, any of the Contracts that in either case could reasonably be expected to result in a Material Adverse Effect.

                  (c) As to Collateral (other than Assigned Agreements and Receivables), the Company is or will become the sole owner of all such Collateral, free from any Lien or other right, title or interest of any Person (other than the Liens created under this Agreement and other than Permitted Liens).

                  (d) Except for the Consents and for approvals to transfer Governmental Approvals, no other consent of any other Person and no Governmental Approval is required as at the date of the execution and delivery of this Agreement (i) for the grant by the Company of its respective pledge, assignment, and security interest with respect to the Collateral or for the execution, delivery or performance of this Agreement by the Company, (ii) for the pledge, assignment and security interest granted by the Company with respect to the Collateral or (iii) for the exercise by the Collateral Agent of the rights, remedies and powers provided for in this Agreement or the Collateral Agency Agreement or the remedies with respect to the Collateral pursuant to this Agreement or the Collateral Agency Agreement, assuming in the case of this clause (iii) that the Collateral Agent has all requisite power and authority to conduct its business generally.

                  (e) Except for financing statements filed or to be filed in respect of the security interests granted by the Company under or as permitted by this Agreement or the Collateral Agency Agreement, there is no financing statement (or similar instrument) filed under the law of any jurisdiction covering or purporting to cover any interest of any kind in the Collateral.

                                   ARTICLE IV

                        COVENANTS AND SPECIAL PROVISIONS

         Section 4.1 Maintenance of Records. The Company will keep and maintain, at its own cost and expense, complete (in all material respects) records of the Collateral (including the Information, any records to be prepared and maintained under the Assigned Agreements, the Receivables and the Contracts), including, but not limited to, the originals of all documentation, records of all payments received, all credits granted thereon and all other dealings therewith, and the Company will make the same available to the Collateral Agent, at the Company's own cost and expense, at all reasonable times upon demand. The Company shall, at the Company's own cost and expense, deliver copies (or, if a Trigger Event has occurred and is continuing, originals) of all Collateral (including the Assigned Agreements, the Information, the Receivables and the Contracts), including documentation and relevant books and records, to the Collateral Agent or to its representatives at any time upon its demand.

         Section 4.2 Payment under Contracts and Receivables. If the Company receives any payment or moneys directly from any party to the Assigned Agreements, or from any account debtor or other obligor under any Receivable constituting a part of the Collateral, the Company shall receive such payments in a constructive trust for the benefit of the Collateral Agent and shall immediately transmit and deliver such payment or moneys to the Collateral Agent in the same form as received, together with any necessary endorsement, for application as set forth in the Collateral Agency Agreement.

         Section 4.3 Documents and Instruments. If the Company owns or acquires any Document or Instrument, the Company shall forthwith, but in any event no later than 10 days after such acquisition, as the case may be, promptly deliver such Document or Instrument to the Collateral Agent, appropriately endorsed to the order of the Collateral Agent as further security under this Agreement.

         Section 4.4 Consents. The Company shall use its commercially reasonable efforts to obtain, at the expense of the Company, after the date of the execution and delivery of this Agreement, such other consents and Government Approvals as may be necessary after the date of this Agreement, (i) for the grant by the Company of its pledge, assignment, and security interest granted hereby or for the execution, delivery or performance of this Agreement by the Company, (ii) for the perfection (to the extent perfectible in accordance with applicable law) or maintenance of the pledge, assignment, and security interest created hereby with respect to the Collateral (including the first priority nature of such pledge, assignment and security interest with respect to the Collateral) or (iii) for the exercise by the Collateral Agent of the rights, remedies and powers provided for in this Agreement or the Collateral Agency Agreement or the remedies with respect to the Collateral pursuant to this Agreement or the Collateral Agency Agreement.

                                    ARTICLE V

                                   COLLATERAL

         Section 5.1 Protection of the Collateral Agent's Interests. The Company will not do anything to impair the rights of the Collateral Agent or the Senior Parties in the Collateral, provided that, nothing herein shall prevent the Company, prior to the exercise by the Collateral Agent of any such rights, from undertaking its operations in the ordinary course of business as contemplated by the Project Contracts, Security Documents and the Financing Documents. The Company retains all liability and responsibility in connection with the Collateral, and agrees that its liability with respect to the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to the Company; provided, that this sentence shall not limit the remedies that the Company might otherwise have under the Collateral Agency Agreement in the event the Collateral Agent, or its agents or designees, fails to perform its obligations under the Collateral Agency Agreement in accordance with the standards set forth therein.

         Section 5.2 Further Action. The Company will, at the Company's own expense, make, execute, endorse, acknowledge, file and deliver to the Collateral Agent such lists, descriptions and designations of the Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the interests hereby granted, which the Collateral Agent reasonably requests to perfect, preserve or protect its ownership and security interests in the Collateral.

         Section 5.3 Financing Statements. The Company agrees to sign and file in the appropriate jurisdictions such financing statements and continuation statements (or similar statements or instruments of registration under the law of any applicable jurisdiction) as are necessary to establish and maintain the security interests contemplated hereunder as, to the extent stated herein, valid, enforceable, first priority security interests and the other rights and security contemplated herein, all in accordance with the Uniform Commercial Code, or its equivalent, as enacted in any relevant jurisdictions or any other relevant law. The Company will pay any applicable filing fees and related expenses in connection therewith. The Company authorizes the Collateral Agent to file any such financing statements and any continuation statement or amendments thereto naming the Company as debtor with respect to its interest in the Collateral without the signature of the Company.


                                   ARTICLE VI

                    REMEDIES UPON OCCURRENCE OF TRIGGER EVENT

         Section 6.1 Remedies. If a Trigger Event under the Collateral Agency Agreement shall have occurred and be continuing and, subject to the provisions of the Collateral Agency Agreement (including without limitation Section 2.3 thereof) and any mandatory requirements of applicable law then in effect, the Collateral Agent, in addition to any rights under applicable law or the Collateral Agency Agreement, may exercise, without any further demand, advertisement or notice (except as provided herein or otherwise required under applicable law or the Collateral Agency Agreement) all rights as a secured party under the Uniform Commercial Code, or its equivalent, in any relevant jurisdiction and may, acting pursuant to the Collateral Agency Agreement to the fullest extent permitted by law (and the Company hereby waives all restrictions on exercise that lawfully may be waived):

                  (a) personally, or by agents or attorneys, immediately retake possession, physical or otherwise, of the Collateral or any part thereof, from the Company or any other Person who then has possession of any part thereof with or without notice or process of law and, for that purpose, may enter upon the Company's premises where any of the Collateral is located and remove the same, and use any and all services, supplies and other facilities and materials of in connection with such removal;

                  (b) instruct the obligor under any agreement or instrument evidencing or constituting Collateral to make any payment required by the terms of such agreement or instrument directly to the Collateral Agent;

                  (c) apply all amounts, securities, investments and other property credited to the Accounts in accordance with the Collateral Agency Agreement;

                  (d) sell, assign or otherwise liquidate, or direct the Company to sell, assign or otherwise liquidate, any or all of the Collateral, and take possession of the proceeds of any such sale or liquidation to the fullest extent permitted by Applicable Law;

                  (e) take possession of the Collateral or any part thereof, by directing the Company in writing to deliver the same to the Collateral Agent at any place designated by the Collateral Agent, in which event the Company shall, at its own expense, forthwith cause the same to be moved and delivered to the place so designated by the Collateral Agent, it being understood that the obligation of the Company to deliver its interest in the Collateral is of the essence of this Agreement and that the Collateral Agent shall be entitled to a decree requiring specific performance by the Company, of such obligation; and

                  (f) enforce any or all of the rights and remedies of the Company under the Assigned Agreements.

         Section 6.2 Disposition of the Collateral. (a) Any Collateral repossessed by the Collateral Agent pursuant to and in accordance with Section 6.1, and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of, in general, in such manner, at such time, at such place and on such terms as the Collateral Agent may fix in the notice of sale described below. Any of the Collateral may be sold, leased or otherwise disposed of in any commercially reasonable manner. Any such disposition shall be by public or private sale upon not less than 10 days' written notice (which the Company agrees is reasonable notification) to the Company specifying the time at which such disposition is to be made and the intended sale or offering price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the

Company to acquire the Collateral at a price or for such other consideration at least equal to the intended sale or offering price or other consideration so specified. To the extent permitted by applicable law, the Collateral Agent on behalf of the Senior Parties may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section
6.2. If, under mandatory requirements of applicable law, the Collateral Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Company as specified, then the Collateral Agent shall only be required to give the Company such notice of disposition as shall be reasonably practicable in view of such mandatory requirements of applicable law. In lieu of exercising the power of sale hereunder, the Collateral Agent may proceed by a suit at law or in equity to foreclose the pledge and security interest under this Agreement and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction.

                  (b) As used herein, the term "proceeds" includes all cash, securities and other property received in respect of the Collateral, including any cash, securities or other property received under any reorganization, liquidation or adjustment of debt of the Company, and any portion of the Collateral or the products, profits or proceeds thereof which are distributed in kind.

                  (c) The Collateral Agent shall incur no liability as a result of the manner of sale of the Collateral or any part thereof, at any private sale conducted in a commercially reasonable manner and in good faith. The Company hereby waives, to the full extent permitted by applicable law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral or any part thereof may have been sold at a private sale was less than the price which might have been obtained at a public sale, or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received which the Collateral Agent in good faith deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree.

         Section 6.3 Waiver of Claims. (a) Except as otherwise provided in this Agreement, the Company hereby waives, to the extent permitted by applicable law, notice and judicial hearing in connection with the Collateral Agent's taking possession or the Collateral Agent's disposition of any of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Company would otherwise have under the constitution or any statute of the United States, state, or any political subdivision of any such jurisdiction, and the Company hereby further waives, to the extent permitted by applicable law:

                  (i) all damages occasioned by such taking of possession except any damages which are the direct result of the gross negligence or willful misconduct of the Collateral Agent or any Person acting on its behalf or instruction;

                  (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

                  (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Company, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

                  (b) Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the Company therein, and shall be a perpetual bar both at law and in equity against the Company and against any Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, through the Company.

         Section 6.4 Application of Proceeds. (a) The proceeds in cash of any Collateral obtained pursuant to Section 6.1 or disposed of pursuant to Section
6.2 shall be applied in accordance with Section 4.1 of the Collateral Agency Agreement.

                  (b) The Company shall remain liable to the extent of any deficiency between (i) the amount of the proceeds in cash of the Collateral received and recovered by the Collateral Agent and (ii) the aggregate amount of the Obligations.

         Section 6.5 Remedies Cumulative. (a) No failure or delay on the part of the Collateral Agent or any Senior Party in exercising any right, power or privilege hereunder or under the Collateral Agency Agreement and no course of dealing between the Company, on the one hand, and the Collateral Agent or any Senior Party, on the other hand, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement, the Mortgage or the Collateral Agency Agreement preclude any other exercise thereof or the exercise of any other right, power or privilege hereunder. To the fullest extent permitted by law, the rights, powers and remedies herein, in the Mortgage or in the Collateral Agency Agreement are cumulative and not exclusive of any rights, powers or remedies which the Collateral Agent or any Senior Party would otherwise have. No notice to or demand on the Company shall entitle the Company to any further notice or demand in similar circumstances or constitute a waiver of the rights of the Collateral Agent or any Senior Party to any other action in any circumstances without notice or demand.

                  (b) The Collateral Agent is not required to take any discretionary action under this Agreement unless it receives written direction from the Required Senior Parties. The Collateral Agent is entitled to receive indemnification to its satisfaction before taking any action as directed by the Required Senior Parties.

         Section 6.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Company, the Collateral Agent and each Senior Party shall be restored to their former positions and rights under this Agreement with respect to the Collateral subject to the security interests created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

                                   ARTICLE VII

                                    INDEMNITY

         Section 7.1 Indemnity. (a) The Company shall indemnify, reimburse and hold each Indemnitee harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature, including reasonable attorneys' fees and expenses in connection therewith (herein referred to as "expenses"), which may be imposed on, asserted against or incurred by any of the Indemnitees in any way arising out of their entering into, or the enforcement by the Collateral Agent (by itself or through one of more other Indemnitees) of its rights under, this Agreement or the documents executed in connection herewith, or in any other way connected with the performance or the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of or the preservation of any rights, remedies and powers of the Collateral Agent (or such other Indemnitees) hereunder or thereunder, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or for property damage, or negligence of any form) or any contract claim arising from the transactions contemplated hereby or by the Collateral Agency Agreement; provided, that no Indemnitee shall be indemnified for expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee. The Company agrees that upon notice by any Indemnitee of any assertion that could give rise to an expense, the Company shall assume full responsibility for the defense thereof, and the Company may assume such responsibility regardless of any notice by the Collateral Agent or an Indemnitee if the Company shall unconditionally assume such responsibility pursuant to an assumption agreement reasonably satisfactory in form and substance to the Collateral Agent (unless such Indemnitee shall decline to permit such assumption); provided, that the Collateral Agent shall retain the right, at the expense of the Company, to monitor any such assertion by engaging a single firm of counsel of its choice, and provided, further, that the Company shall obtain the consent of the Collateral Agent, which consent shall not be unreasonably withheld or delayed, prior to the settlement of any such assertion. Each Indemnitee agrees to notify the Company promptly of any such assertion of which such Indemnitee has knowledge; provided, that its failure to do so or delay in doing so shall not impair its right to indemnification in accordance with this paragraph, except to the extent such failure or delay shall materially impair the ability of the Company to defend such claim.

                  (b) Without limiting the application of Section 7.l(a), to the extent there are insufficient revenues in the Revenue Account for such purpose, the Company agrees, promptly on demand, to pay or reimburse the Collateral Agent for any fees, costs and expenses of whatever kind or nature paid or incurred in connection with the exercise of any of the rights, remedies or powers granted under this Agreement, including without limitation the creation, preservation or protection of the Collateral Agent's rights to the Collateral Agent's Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs, and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral. From the date such amounts shall have been paid by the Collateral Agent or its agents, representatives, successors and assigns until actually paid by the Company.

                  (c) Without limiting the application of Section 7.1(a) or (b), the Company agrees to pay, indemnify and hold each Indemnitee harmless from and against any expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by the Company in this Agreement or in any statement or writing contemplated by or made or delivered pursuant to or in connection with this Agreement.

                  (d) If and to the extent that the obligations of the Company under this Section 7.1 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

         Section 7.2 Indemnity Obligations Secured by Collateral. (a) Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of the Company contained in this Article VII shall continue in full force and effect notwithstanding the full repayment of the Obligations or the prior termination of this Agreement, the Collateral Agency Agreement or any Project Contracts.

                  (b) The Collateral Agent shall, as soon as practicable after any claim for which it will seek indemnification hereunder is made against it,
(i) provide the Company with reasonable detail thereof, (ii) apprise the Company of the Collateral Agent's proposals to define or to settle such claims and any development in relation thereto and (iii) to the extent reasonably available, provide the Company with an estimate as to the likely costs (legal or otherwise) which the Collateral Agent may have to incur in relation to such claim.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Notices. All notices required to be given under this Agreement shall be in writing and shall be delivered personally (by hand delivery or by overnight courier) or by facsimile transmission (with receipt of transmission confirmation) or mailed (certified mail, postage prepaid) to the Parties at the following addresses or facsimile numbers and shall be effective upon receipt (when sent by personal delivery or by certified mail) and upon receipt of transmission conformation (when sent by facsimile):

If to Collateral Agent, to:

                           IBJ Whitehall Bank & Trust Company
                           One State Street
                           New York, New York 10004
                           Attention: Capital Markets Trust Services, 10th Floor
                           Facsimile: 212-858-2952

If to the Company, to:
                           AES Ironwood, L.L.C.
                           829 Cumberland Street
                           Lebanon, Pennsylvania 17042
                           Attention:
                           Facsimile:  717-228-1271

Either Party from time to time may change its address, facsimile number or other information for the purposes of notices to such Party by giving notice specifying such change to the other Party.

         Section 8.2 Amendment. This Agreement may be changed, waived, discharged, or terminated only by an instrument in writing and signed by the Collateral Agent and the Company and any waiver shall be effective only in the specific instance and for the specific purpose for which given.

         Section 8.3 No Waiver. No failure on the part of the Collateral Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

         Section 8.4 Obligations of the Company. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company specified in this Agreement shall be absolute and unconditional (except to the extent expressly provided otherwise) and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination as provided in Section 8.9), including, without limitation: (i) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from, the Collateral Agency Agreement, any other Security Document, any Financing Document, Project Contract or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or agreement or this Agreement or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of this Agreement, the Collateral Agency Agreement, any other Security Document, any Financing Document or any Project Contract; (iii) any furnishing of any additional security to the Collateral Agent or any acceptance thereof or any sale, exchange, release, surrender or realization of or upon any security by the Collateral Agent; or (iv) any invalidity, irregularity or unenforceability of all or part of the Obligations or of any security therefor. In the event of any inconsistency between this Agreement and the Collateral Agency Agreement, the latter shall govern.

         Section 8.5 Successors and Assigns. Any corporation or bank into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation or bank succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, provided such corporation or bank shall be otherwise qualified and eligible under this Section 8.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties and shall inure to the benefit of the Collateral Agent; provided, that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent (which consent shall be subject to the terms of the Collateral Agency Agreement), and the Collateral Agent may assign its rights only to a successor Collateral Agent under the Collateral Agency Agreement or in connection with the exercise of its rights and remedies under this Agreement. All agreements, statements, representations and warranties made by the Company herein or in any certificate or other instrument delivered by the Company or on its behalf under this Agreement shall be considered to have been relied upon by the Senior Parties and the Collateral Agent and shall survive the execution and delivery of this Agreement, the Collateral Agency Agreement, any other Financing Document or any Project Contract, regardless of any investigation made by the Collateral Agent or any other Person.

         Section 8.6 Governing Law. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         (b) Any legal action or proceeding with respect to this Security Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Security Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any appeal thereof. The Company hereby irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, New York, 10019, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, the Company, agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Collateral Agent. The Company irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, in accordance with Section 8.1. The Company hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Security Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Collateral Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

         Section 8.7 Continuing Liability of the Company. Notwithstanding anything to the contrary contained in this Agreement, the Company shall remain liable to perform all of the obligations binding upon it with respect to the Collateral to the same extent as if this Agreement had not been executed. The exercise by the Collateral Agent of any of the rights hereunder shall not release the Company from any of its duties or obligations in respect of any of the Collateral except, to the extent that such Collateral is foreclosed upon hereunder, in which event the Company shall be released only in respect of the obligations under or in respect of such Collateral that arise after such foreclosure.

         Section 8.8 No Third-Party Beneficiaries. The agreements of the parties hereto are solely for the benefit of the Company, the Collateral Agent, the Indemnitees and the Senior Parties, and no other Person shall have any rights hereunder.

         Section 8.9 Continuing Assignment and Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the discharge of the Collateral Agency Agreement as provided in Section 7.11 thereof. At such time, the security interest granted and Liens and the assignment made hereby shall terminate and all rights to the Collateral shall revert to the Company. Upon any such termination, the Collateral Agent shall, at the Company's expense, execute and deliver to the Company such documents as the Company shall reasonably request to evidence such termination.

         Section 8.10 Headings. Headings used in this Agreement are for convenience of reference only and do not constitute part of this Agreement for any purpose.

         Section 8.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         Section 8.12 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section 8.13 Limited-Recourse. In the event of no-performance by the Company of its Obligations under this Agreement, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, no recourse shall be had to (i) any assets or properties of any of the Members (or any person that controls any Members within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) or (ii) any Affiliate of the Company or any incorporators, officers, directors or employees thereof, and no judgment relating to the obligations of the Company under this Agreement, the Obligations, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Senior Parties or the Collateral Agent against any Members or Affiliate of the Company or any other incorporator, stockholder, officer, employee or director past, present or future of the Company or any Affiliate of the Company; provided, however, that nothing contained herein shall prevent the taking of any action permitted by law against the Company or any of its Affiliates, or in any way affect or impair the rights of the Collateral Agent or Senior Parties to take any action permitted by law, in either case to realize upon the Collateral and, provided further, that nothing herein shall be deemed to affect the obligations of any Affiliate of the Company under any Transaction Document to which such Affiliate is a party.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                             AES IRONWOOD, L.L.C.



                                             By /s/ Patricia L. Rollin
                                                --------------------------------
                                                Name: Patricia L. Rollin
                                                Title: Vice President


                                             IBJ WHITEHALL BANK & TRUST
                                             COMPANY, as Collateral Agent


                                             By /s/ Thomas McCutcheon
                                                --------------------------------
                                                Name:  Thomas McCutcheon
                                                Title: Assistant Vice President


IN PRESENCE OF:


/s/ Cynthia Fraser
-------------------------------
Witness:


/s/ Cynthia Fraser
-------------------------------
Witness:

                            CORPORATE ACKNOWLEDGMENT

STATE OF NEW YORK    )
                     )     ss:
COUNTY OF NEW YORK   )


         The foregoing instrument was acknowledged before me this 25th day of June, 1999 by Patricia L. Rollin, who is Vice President of AES Ironwood, L.L.C., a Delaware limited liability company, on behalf of the company.


                                         /s/ Katherine Lee Dominus
                                         ---------------------------------------
                                         Notary Public

                                                  KATHERINE LEE DOMINUS
                                            Notary Public, State of New York
                                                     No. 31-6014464
                                              Qualified in New York County
                                            Commission Expires Oct. 13, 2000

                                         My Commission Expires: October 13, 2000

                            CORPORATE ACKNOWLEDGMENT

STATE OF NEW YORK    )
                     )     ss:
COUNTY OF NEW YORK   )


         The foregoing instrument was acknowledged before me this 25th day of June, 1999 by Thomas McCutcheon, who is Assistant Vice President of IBJ Whitehall Bank & Trust Company, a New York banking corporation, on behalf of the corporation.


                                         /s/ Katherine Lee Dominus
                                         ---------------------------------------
                                         Notary Public

                                                  KATHERINE LEE DOMINUS
                                            Notary Public, State of New York
                                                     No. 31-6014464
                                              Qualified in New York County
                                            Commission Expires Oct. 13, 2000

                                         My Commission Expires: October 13, 2000